Exhibit 99.1

Contact Investor Relations Phone: (441) 278-0988 Email: investorrelations@endurance.bm

ENDURANCE REPORTS RECORD 2007 NET INCOME OF $521.1 MILLION

PEMBROKE, Bermuda – February 6, 2008 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported net income of $152.5 million and $2.18 per diluted common share for the fourth quarter of 2007 versus net income of $198.8 million and $2.70 per diluted common share in the fourth quarter of 2006.

For the year ended December 31, 2007, net income was $521.1 million and $7.17 per diluted common share versus net income of $498.1 million and $6.73 per diluted common share for the year ended December 31, 2006.

Operating highlights for the quarter ended December 31, 2007 were as follows:

•	Total premiums written of $282.5 million, which include gross premiums written and deposit premiums, decreased 5.2% over the same period in 2006;
•	Total ceded premiums of $62.3 million versus $42.3 million in the fourth quarter of 2006;
•	A combined ratio of 74.7%, which included 9.6 percentage points of favorable prior year loss reserve development;
•	Net investment income of $65.3 million, a decrease of 9.3% over the same period in 2006;
•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $160.7 million and $2.30 per diluted common share; and
•	Operating return on average common equity for the quarter of 6.8%, or 27.1% on an annualized basis.

Operating highlights for the year ended December 31, 2007 were as follows:

•	Total premiums written of $1,809.7 million, which include gross premiums written and deposit premiums, decreased 7.1% over 2006;
•	Total ceded premiums of $206.1 million versus $204.1 million for 2006;
•	A combined ratio of 79.9%, which includes 10.0 percentage points of favorable prior year loss reserve development;
•	Net investment income of $281.3 million, an increase of 9.3% over 2006;
•	Operating income, which excludes after-tax realized investment gains and losses and foreign exchange gains and losses, of $541.0 million and $7.45 per diluted common share; and
•	Operating return on average common equity of 23.8%.

Kenneth J. LeStrange, Chairman and Chief Executive Officer, commented “The past year was very successful for Endurance on many fronts. Financially, we generated record earnings driven by strong underwriting and investment results, we returned over $375 million of capital to our shareholders through share repurchases and dividends and our financial strength rating was upgraded to A by AM Best. Strategically, we continued to expand our expertise through the hiring of several seasoned specialty underwriting teams and acquired ARMtech Insurance Services, Inc., the fifth largest provider of federally-sponsored crop insurance in the United States. Looking forward to 2008, I expect Endurance’s agility and specialty focus to differentiate us from our peers in an increasingly competitive market. We will remain steadfast in our approach to specialized technical underwriting, resourceful in identifying attractive new business opportunities and diligent in retaining our existing business at appropriate margins.”

Operating Results

The 5.2% and 7.1% decreases in total premiums written in the fourth quarter and full year ended December 31, 2007 over the same periods in 2006 resulted primarily from declines in certain Reinsurance lines, as the Company did not renew business which failed to meet its underwriting thresholds, partially offset by continued growth in the Insurance segment. Net premiums earned for the fourth quarter and year ended December 31, 2007 decreased by $3.3 million and $43.8 million or 0.8% and 2.7%, respectively, from the same periods in 2006 principally due to declines in total premiums written.

The Company’s operating results for the quarter and year ended December 31, 2007 were positively impacted by $38.4 million and $159.4 million of favorable prior year loss reserve development compared to favorable prior year loss reserve development for the quarter and year ended December 31, 2006 of $26.7 million and $57.7 million, respectively. Partially offsetting the prior year loss reserve reductions were current period losses recorded during the three months ended December 31, 2007 related to fires in California and current period losses recorded during the year ended December 31, 2007 related to Windstorm Kyrill and flooding in Australia and the United Kingdom.

Insurance Segment

Gross premiums written in Endurance’s Insurance segment for the fourth quarter and year ended December 31, 2007 were $216.5 million and $741.6 million, respectively, compared to $180.6 million and $576.7 million for the same periods in 2006. Premium growth for the Insurance segment was largely driven by the continued expansion of the Company’s workers’ compensation line of business, which increased by $10.7 million and $168.4 million of additional premiums in the fourth quarter and full year of 2007, respectively, compared to the same periods in 2006 and the acquisition of ARMtech, which added $42.2 million of gross premiums written and $21.1 million of net premiums written in the fourth quarter of 2007. The Insurance segment’s growth in the workers’ compensation and agriculture lines of business was partially offset by declines in gross premiums written in the casualty, healthcare liability and property lines of $18.3 million and $57.6 million for the fourth quarter and year ended December 31, 2007, respectively, compared to the same periods in 2006. The lower gross premiums written in these lines resulted from the non-renewal of business due to insufficient pricing, price reductions and the shift of participations to higher insurance layers, which produce lower associated premiums.

Endurance’s Insurance segment combined ratios were 104.3% and 90.1% in the fourth quarter and year ended December 31, 2007 versus combined ratios of 105.6% and 89.9% for the same periods in 2006. The improvement in the combined ratio in the fourth quarter of 2007 compared to the same period in 2006 was driven by a lower net loss ratio. The lower net loss ratio in the current quarter resulted primarily from favorable prior year loss reserve development of $10.1 million, or 7.4 percentage points, compared to favorable prior year loss reserve development of $7.5 million, or 7.3 percentage points, for the same quarter a year ago. The prior year loss reserve development for the fourth quarter of 2007 was due to favorable claims emergence in the long tail lines of business. The combined ratio for the year ended December 31, 2007 was largely consistent with the ratio for the same period in 2006. For the current year, the net loss ratio improved due to favorable prior year loss reserve development of $80.4 million, or 16.0 percentage points, compared to $54.4 million, or 14.6 percentage points, for the year ended December 31, 2006.

The decreases in the net loss ratios in the Insurance segment for the fourth quarter and full year of 2007 were partially offset by growth in acquisition and general and administrative expense ratios compared to the same periods in 2006. The growth in the acquisition expense ratio was primarily due to a change in the mix of business as substantially more business was written in the workers’ compensation line, which generally has higher associated acquisition costs. The growth in the general and administrative expense ratio was principally due to higher direct expenses associated with expansion of the insurance operations and an increase in corporate expenses.

Reinsurance Segment

Total premiums written, which include deposit premiums, in Endurance’s Reinsurance segment for the quarter and year ended December 31, 2007 were $66.0 million and $1,068.1 million. Total premiums written in the Reinsurance segment for the quarter and year ended December 31, 2007 decreased 43.7% and 22.1% from the $117.3 million and $1,371.9 million of total premiums written in the same periods in 2006. The decline in total premiums written in the Reinsurance segment for the quarter and year ended December 31, 2007 compared to the same periods in 2006 was primarily due to the non-renewal of accounts in the property, casualty and aerospace lines of business that no longer met the Company’s underwriting standards, as well as from reduced positive premium adjustments, policy extension premiums and the transition of workers’ compensation business, beginning in the second quarter of 2006, to the Insurance segment. In addition, the Company exited the offshore energy business during 2007. The declines in total premiums written in the Reinsurance segment were partially offset by positive premium adjustments in the agriculture line for the fourth quarter of 2007 compared to the same period in 2006 and by growth in new and renewal business in the segment’s agriculture and catastrophe lines for the year ended December 31, 2007.

For the quarter and year ended December 31, 2007, the Reinsurance segment’s combined ratio was 56.1% and 76.4% versus 56.0% and 81.5% during the same periods of 2006. The combined ratios for the current periods benefited primarily from favorable loss emergence in several lines of business as well as overall low levels of catastrophe losses outside of Europe and Australia. The Reinsurance segment recorded $34.8 million and $74.4 million of favorable prior year loss reserve development for the quarter and year ended December 31, 2007 compared to $22.2 million and $5.0 million of favorable prior year loss reserve development for the same periods in 2006.

The decreases in the net loss ratios for the fourth quarter and full year of 2007 were partially offset by growth in the acquisition expense ratio in the Reinsurance segment in the fourth quarter and growth in the general and administrative expense ratio for the fourth quarter and full year 2007 compared to the same periods in 2006. Growth in the acquisition expense ratio was generally due to changes in the mix of business and increases in loss sensitive commission adjustments due to lower loss ratios. Growth in the general and administrative expense ratios in the current periods was generally due to increases in corporate expenses and corresponding declines in premiums as compared to the same periods in 2006.

Investments

Endurance’s net investment income decreased 9.3% or $6.7 million for the quarter ended December 31, 2007 and increased 9.3% or $23.8 million for the year ended December 31, 2007 as compared to the same periods in 2006. The decrease for the current quarter is primarily due to a $7.8 million decline in the performance of the Company’s alternative investments as compared to the same quarter last year. The increase for the year ended December 31, 2007 resulted from a combination of higher portfolio yields and growth in the Company’s invested assets. Endurance ended the fourth quarter of 2007 with cash and invested assets of $5.6 billion, an increase of 1.3% from December 31, 2006. Net operating cash flow was $480.5 million for the year ended December 31, 2007 versus $630.3 million for the same period in 2006. Endurance’s fixed maturity portfolio continues to maintain an average credit quality of AAA and to date there has been no material adverse impact to our investment portfolio as a result of the recent deterioration in the credit markets.

Capitalization and Shareholders’ Equity

At December 31, 2007, Endurance’s GAAP shareholders’ equity was $2.5 billion or $35.05 per diluted common share versus $2.3 billion or $28.87 per diluted common share at December 31, 2006. During the quarter ended December 31, 2007, Endurance repurchased 5.0 million of its common shares and share equivalents in private and open market transactions for an aggregate repurchase price of $199.7 million. For the full year, Endurance repurchased 8.1 million of its common shares and share equivalents, or approximately 12% of beginning common shares outstanding, for an aggregate repurchase price of $312.0 million.

Loss Development Triangles

On February 6, 2008, Endurance released supplemental information providing greater detail on Endurance’s reserves for losses and loss adjustment expenses. The supplemental disclosure includes loss development triangles for gross paid and reported loss and loss adjustment expenses by accident year at annual evaluation dates, with the most recent evaluation being as of December 31, 2007. In addition, the supplemental information includes accident year summary exhibits containing gross, ceded and net results by segment and triangle classes as of December 31, 2007.

Earnings Call

Endurance will host a conference call on February 7, 2008 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (877) 672-9216 or (706) 634-9637 (international). Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through February 21, 2008 by dialing (800) 642-1687 or (706) 645-9291 (international) and entering the pass code: 28043306.

The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm.

A copy of Endurance’s financial supplement for the fourth quarter of 2007 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating income, operating return on average common equity, operating income per dilutive common share and total premiums written are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes property, casualty, healthcare liability, agriculture, workers’ compensation, professional lines of insurance and property, catastrophe, casualty, agriculture, marine, aerospace, and surety and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit http://www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, competition, possible terrorism or the outbreak of war, the frequency or severity of unpredictable catastrophic events, changes in demand for insurance or reinsurance, rating agency actions, uncertainties in our reserving process, a change in our tax status, acceptance of our products, the availability of reinsurance or retrocessional coverage, retention of key personnel, political conditions, the impact of current regulatory investigations, changes in accounting policies, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2006.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS
(in thousands of United States dollars, except share and per share amounts)

	December 31, 2007	December 31, 2006
Assets
Cash and cash equivalents	$567,825	$547,772
Fixed maturity investments available for sale, at fair value	4,660,236	4,714,204
Other investments	358,128	253,068
Premiums receivable, net	723,832	660,570
Deferred acquisition costs	168,968	168,809
Securities lending collateral	173,041	226,762
Prepaid reinsurance premiums	122,594	105,058
Losses recoverable	187,354	44,244
Accrued investment income	38,543	40,692
Intangible assets	206,632	70,366
Deferred tax assets	—	54,019
Other assets	63,574	39,990
Total Assets	$7,270,727	$6,925,554
Liabilities
Reserve for losses and loss expenses	$2,892,224	$2,701,686
Reserve for unearned premiums	855,085	843,202
Net deposit liabilities	108,943	161,024
Securities lending payable	173,041	226,762
Reinsurance balances payable	162,899	172,328
Debt	448,753	447,172
Deferred tax liability	922	—
Other liabilities	116,601	75,506
Total Liabilities	4,758,468	4,627,680
Shareholders’ Equity
Preferred shares
Series A, non-cumulative – 8,000,000 issued and outstanding (2006 – 8,000,000)	8,000	8,000
Common shares
60,364,488 issued and outstanding (2006 – 66,480,381)	60,364	66,480
Additional paid-in capital	1,165,300	1,458,063
Accumulated other comprehensive income (loss)	57,725	(14,465)
Retained earnings	1,220,870	779,796
Total Shareholders’ Equity	2,512,259	2,297,874
Total Liabilities and Shareholders’ Equity	$7,270,727	$6,925,554
Book Value per Common Share
Dilutive common shares outstanding	65,978,030	72,654,109
Diluted book value per common share[a]	$35.05	$28.87
Note:	All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2006, which was derived from Endurance’s audited financial statements.
[a]	Excludes the $200 million liquidation value of the preferred shares.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(in thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Year Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Revenues
Gross premiums written	$277,750	$290,795	$1,781,115	$1,789,642
Net premiums written	215,468	248,455	1,574,975	1,585,564
Change in unearned premiums	184,994	155,260	19,825	53,010
Net premiums earned	400,462	403,715	1,594,800	1,638,574
Other underwriting income	9,044	1,718	1,602	1,390
Net investment income	65,310	72,033	281,276	257,449
Net realized losses on investments	(4,125)	(1,908)	(18,302)	(20,342)
Total revenues	470,691	475,558	1,859,376	1,877,071
Expenses
Losses and loss expenses	144,852	131,420	749,081	827,630
Acquisition expenses	89,501	81,187	307,576	317,489
General and administrative expenses	64,655	51,879	217,269	190,373
Amortization of intangibles	1,905	1,126	5,286	4,600
Net foreign exchange losses (gains)	6,729	(9,771)	7,970	(21,021)
Interest expense	7,532	7,528	30,125	30,041
Total expenses	315,174	263,369	1,317,307	1,349,112
Income before income taxes	155,517	212,189	542,069	527,959
Income tax expense	(2,987)	(13,379)	(20,962)	(29,833)
Net income	152,530	198,810	521,107	498,126
Preferred dividends	(3,875)	(3,875)	(15,500)	(15,500)
Net income available to common shareholders	$148,655	$194,935	$505,607	$482,626
Per share data
Weighted average number of common and common equivalent shares outstanding:
Basic	62,225,248	66,561,251	64,696,669	66,435,712
Diluted	68,326,005	72,261,321	70,539,647	71,755,303
Basic earnings per common share	$2.39	$2.93	$7.82	$7.26
Diluted earnings per common share	$2.18	$2.70	$7.17	$6.73

Note:	All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2006, which was derived from the Company’s audited financial statements.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT
(in thousands of United States dollars)

	For the quarter ended December 31, 2007
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting(1)	Reported Totals
Revenues
Gross premiums written	$216,510	$66,039	$282,549	$(4,799)	$277,750
Ceded premiums written	(62,034)	(248)	(62,282)	—	(62,282)
Net premiums written	$154,476	$65,791	$220,267	$(4,799)	$215,468
Net premiums earned	$137,060	$267,772	$404,832	$(4,370)	$400,462
Other underwriting income	—	—	—	9,044	9,044
Total underwriting revenues	$137,060	$267,772	$404,832	$4,674	$409,506
Expenses
Net losses and loss expenses	$93,553	$42,134	$135,687	$9,165	$144,852
Acquisition expenses	22,145	70,641	92,786	(3,285)	89,501
General and administrative expenses	27,200	37,455	64,655	—	64,655
	$142,898	$150,230	$293,128	$5,880	$299,008
Underwriting (loss) income	$(5,838)	$117,542	$111,704	$(1,206)	$110,498
Net loss ratio	68.3%	15.7%	33.5%		36.2%
Acquisition expense ratio	16.2%	26.4%	22.9%		22.3%
General and administrative expense ratio	19.8%	14.0%	16.0%		16.2%
Combined ratio	104.3%	56.1%	72.4%		74.7%

(1)	Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars)

	For the quarter ended December 31, 2006
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting (1)	Reported Totals
Revenues
Gross premiums written	$180,584	$117,313	$297,897	$(7,102)	$290,795
Ceded premiums written	(42,148)	(192)	(42,340)	—	(42,340)
Net premiums written	$138,436	$117,121	$255,557	$(7,102)	$248,455
Net premiums earned	$102,921	$338,266	$441,187	$(37,472)	$403,715
Other underwriting income	—	—	—	1,718	1,718
Total underwriting revenues	$102,921	$338,266	$441,187	$(35,754)	$405,433

Expenses
Net losses and loss expenses	$83,370	$69,483	$152,853	$(21,433)	$131,420
Acquisition expenses	11,382	81,883	93,265	(12,078)	81,187
General and administrative expenses	13,983	37,896	51,879	—	51,879
	$108,735	$189,262	$297,997	$(33,511)	$264,486
Underwriting (loss) income	$(5,814)	$149,004	$143,190	$(2,243)	$140,947

Net loss ratio	81.0%	20.6%	34.6%		32.6%
Acquisition expense ratio	11.1%	24.2%	21.1%		20.1%
General and administrative expense ratio	13.5%	11.2%	11.8%		12.8%
Combined ratio	105.6%	56.0%	67.5%		65.5%
(1)	Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars)

	For the year ended December 31, 2007
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting(1)	Reported Totals

Revenues
Gross premiums written	$741,556	$1,068,114	$1,809,670	$(28,555)	$1,781,115
Ceded premiums written	(189,586)	(16,554)	(206,140)	—	(206,140)
Net premiums written	$551,970	$1,051,560	$1,603,530	$(28,555)	$1,574,975
Net premiums earned	$502,082	$1,159,261	$1,661,343	$(66,543)	$1,594,800
Other underwriting income	—	—	—	1,602	1,602
Total underwriting revenues	$502,082	$1,159,261	$1,661,343	$(64,941)	$1,596,402

Expenses
Net losses and loss expenses	$290,213	$502,804	$793,017	$(43,936)	$749,081
Acquisition expenses	72,044	255,091	327,135	(19,559)	307,576
General and administrative expenses	89,996	127,273	217,269	—	217,269
	$452,253	$885,168	$1,337,421	$(63,495)	$1,273,926
Underwriting income	$49,829	$274,093	$323,922	$(1,446)	$322,476

Net loss ratio	57.8%	43.4%	47.7%		47.0%
Acquisition expense ratio	14.4%	22.0%	19.7%		19.3%
General and administrative expense ratio	17.9%	11.0%	13.1%		13.6%
Combined ratio	90.1%	76.4%	80.5%		79.9%
(1)	Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars)

	For the year ended December 31, 2006
	Insurance	Reinsurance	Total Company Subtotal	Deposit Accounting(1)	Reported Totals

Revenues
Gross premiums written	$576,745	$1,371,889	$1,948,634	$(158,992)	$1,789,642
Ceded premiums written	(160,108)	(43,970)	(204,078)	—	(204,078)
Net premiums written	$416,637	$1,327,919	$1,744,556	$(158,992)	$1,585,564
Net premiums earned	$371,762	$1,447,167	$1,818,929	$(180,355)	$1,638,574
Other underwriting income	—	—	—	1,390	1,390
Total underwriting revenues	$371,762	$1,447,167	$1,818,929	$(178,965)	$1,639,964

Expenses
Net losses and loss expenses	$252,310	$696,962	$949,272	$(121,642)	$827,630
Acquisition expenses	32,528	341,194	373,722	(56,233)	317,489
General and administrative expenses	49,524	140,849	190,373	—	190,373
	$334,362	$1,179,005	$1,513,367	$(177,875)	$1,335,492
Underwriting income	$37,400	$268,162	$305,562	$(1,090)	$304,472

Net loss ratio	67.9%	48.2%	52.2%		50.5%
Acquisition expense ratio	8.7%	23.6%	20.5%		19.4%
General and administrative expense ratio	13.3%	9.7%	10.5%		11.6%
Combined ratio	89.9%	81.5%	83.2%		81.5%
(1)	Reconciles the Company’s underwriting results by segment to the Company’s financial statement presentation.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the quarter ended December 31
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	68.3%	81.0%	15.7%	20.6%	36.2%	32.6%
Acquisition expense ratio	16.2%	11.1%	26.4%	24.2%	22.3%	20.1%
General and administrative expense ratio	19.8%	13.5%	14.0%	11.2%	16.2%	12.8%
Combined ratio	104.3%	105.6%	56.1%	56.0%	74.7%	65.5%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the quarter ended December 31
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	7.4%	7.3%	13.0%	6.6%	9.6%	6.6%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended December 31
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	75.7%	88.3%	28.7%	27.2%	45.8%	39.2%
Acquisition expense ratio	16.2%	11.1%	26.4%	24.2%	22.3%	20.1%
General and administrative expense ratio	19.8%	13.5%	14.0%	11.2%	16.2%	12.8%
Combined ratio	111.7%	112.9%	69.1%	62.6%	84.3%	72.1%

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the year ended December 31
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	57.8%	67.9%	43.4%	48.2%	47.0%	50.5%
Acquisition expense ratio	14.4%	8.7%	22.0%	23.6%	19.3%	19.4%
General and administrative expense ratio	17.9%	13.3%	11.0%	9.7%	13.6%	11.6%
Combined ratio	90.1%	89.9%	76.4%	81.5%	79.9%	81.5%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the year ended December 31
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	16.0%	14.6%	6.4%	0.3%	10.0%	3.5%

Net of Prior Year Net Loss Reserve Development

	For the year ended December 31
	Insurance		Reinsurance		Total
	2007	2006	2007	2006	2007	2006
Loss ratio	73.8%	82.5%	49.8%	48.5%	57.0%	54.0%
Acquisition expense ratio	14.4%	8.7%	22.0%	23.6%	19.3%	19.4%
General and administrative expense ratio	17.9%	13.3%	11.0%	9.7%	13.6%	11.6%
Combined ratio	106.1%	104.5%	82.8%	81.8%	89.9%	85.0%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, excluding prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATION

TOTAL PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following is a reconciliation of Endurance’s total premiums written including gross premiums written and deposit premiums (a non-GAAP measure) to gross premiums written for the quarter and year ended December 31, 2007 and 2006:

	Quarter Ended December 31, 2007			Quarter Ended December 31, 2006
	Gross Premiums Written	Deposit Premiums	Total Premiums Written	Gross Premiums Written	Deposit Premiums	Total Premiums Written
Insurance
Property	$37,905	—	$37,905	$44,268	—	$44,268
Casualty	25,851	—	25,851	35,976	—	35,976
Healthcare liability	15,256	—	15,256	17,067	—	17,067
Workers’ compensation	73,054	—	73,054	62,355	—	62,355
Agriculture	42,242	—	42,242	—	—	—
Professional lines	22,202	—	22,202	20,918	—	20,918
Subtotal Insurance	$216,510	—	$216,510	$180,584	—	$180,584
Reinsurance
Casualty	$11,024	$4,277	$15,301	$43,514	$6,897	$50,411
Property	13,919	293	14,212	21,284	886	22,170
Catastrophe	13,499	—	13,499	18,912	—	18,912
Agriculture	7,230	—	7,230	(1,136)	(988)	(2,124)
Marine	6,199	134	6,333	14,787	557	15,344
Aerospace	5,327		5,327	10,795	—	10,795
Surety and other specialty	4,042	95	4,137	2,055	(250)	1,805
Subtotal Reinsurance	$61,240	$4,799	$66,039	$110,211	$7,102	$117,313
Total	$277,750	$4,799	$282,549	$290,795	$7,102	$297,897

Total premiums written is a non-GAAP internal performance measure used by Endurance in the management of its operations. Total premiums written represents gross premiums written and deposit premiums, which are premiums on contracts that are deemed as either transferring only significant timing risk or transferring only significant underwriting risk and thus are required to be accounted for under GAAP as deposits. Endurance believes these amounts are significant to its business and underwriting process and excluding them distorts the analysis of its premium trends. In addition to presenting gross premiums written determined in accordance with GAAP, Endurance believes that total premiums written enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. Total premiums written should not be viewed as a substitute for gross premiums written determined in accordance with GAAP.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATION

TOTAL PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

	Year ended December 31, 2007			Year ended December 31, 2006
	Gross Premiums Written	Deposit Premiums	Total Premiums Written	Gross Premiums Written	Deposit Premiums	Total Premiums Written
Insurance
Property	$134,161	—	$134,161	$173,292	—	$173,292
Casualty	125,124	—	125,124	128,933	—	128,933
Healthcare liability	92,361	—	92,361	106,988	—	106,988
Workers’ compensation	262,228	—	262,228	93,779	—	93,779
Agriculture	42,242	—	42,242	—	—	—
Professional lines	85,440	—	85,440	73,753	—	73,753
Subtotal Insurance	$741,556	—	$741,556	$576,745	—	$576,745
Reinsurance
Casualty	$187,472	$13,560	$201,032	$283,829	$116,282	$400,111
Property	214,999	13,797	228,796	290,111	28,772	318,883
Catastrophe	345,187	—	345,187	292,710	(955)	291,755
Agriculture	131,126	199	131,325	101,518	5,586	107,104
Marine	52,021	1,210	53,231	97,803	5,584	103,387
Aerospace	39,651	—	39,651	76,816	—	76,816
Surety and other specialty	69,103	(211)	68,892	70,110	3,723	73,833
Subtotal Reinsurance	$1,039,559	$28,555	$1,068,114	$1,212,897	$158,992	$1,371,889
Total	$1,781,115	$28,555	$1,809,670	$1,789,642	$158,992	$1,948,634

Total premiums written is a non-GAAP internal performance measure used by Endurance in the management of its operations. Total premiums written represents gross premiums written and deposit premiums, which are premiums on contracts that are deemed as either transferring only significant timing risk or transferring only significant underwriting risk and thus are required to be accounted for under GAAP as deposits. Endurance believes these amounts are significant to its business and underwriting process and excluding them distorts the analysis of its premium trends. In addition to presenting gross premiums written determined in accordance with GAAP, Endurance believes that total premiums written enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. Total premiums written should not be viewed as a substitute for gross premiums written determined in accordance with GAAP.

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATIONS

(in thousands of United States dollars, except share and per share amounts)

The following is a reconciliation of Endurance’s net income and net income per diluted common share to operating income, operating income per diluted common share and annualized operating return on average common equity (all non-GAAP measures) for the quarter and year ended December 31, 2007 and 2006:

	Quarter Ended		Year Ended
	December 31, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Net income	$152,530	$198,810	$521,107	$498,126
Add (Less) after-tax items:
Net foreign exchange losses (gains)	4,175	(6,985)	3,258	(15,168)
Net realized losses on investments	4,003	1,741	16,585	17,951
Operating income before preferred dividends	$160,708	$193,566	$540,950	$500,909
Preferred dividends	(3,875)	(3,875)	(15,500)	(15,500)
Operating income available to common shareholders	$156,833	$189,691	$525,450	$485,409
Weighted average dilutive common shares	68,326,005	72,261,321	70,539,647	71,755,303
Operating income per diluted share	$2.30	$2.63	$7.45	$6.76
Average common equity [a]	$2,318,940	$2,007,524	$2,205,067	$1,885,209
Operating return on average common equity	6.8%	9.4%	23.8%	25.7%
Annualized operating return on average common equity	27.1%	37.8%	23.8%	25.7%

Net income	$152,530	$198,810	$521,107	$498,126
Preferred dividends	(3,875)	(3,875)	(15,500)	(15,500)
Net income available to common shareholders	$148,655	$194,935	$505,607	$482,626
Return on average common equity, Net income	6.4%	9.7%	22.9%	25.6%
Annualized return on average common equity, Net income	25.6%	38.8%	22.9%	25.6%

[a] Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $200 million liquidation value of the preferred shares.

Operating income and operating income per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating income per diluted common share represents operating income divided by weighted average dilutive common shares. Operating income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income and net income per dilutive common share determined in accordance with GAAP, Endurance believes that showing operating income and operating income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating income and operating income per dilutive common share should not be viewed as substitutes for GAAP net income and net income per dilutive common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

# # #